Exhibit 23.3
                     Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nicollet Process Engineering, Inc. 1990 Stock Option Plan and the Nicollet Process Engineering, Inc. 1995 Amended and Restated Stock Incentive Plan of our report dated December 13, 1994 with respect to the financial statements of Nicollet Process Engineering, Inc. included in the Registration Statement (Form SB-2 No. 333-00852C), filed with the Securities and Exchange Commission.

John A. Knutson & Co.
Certified Public Accountants

Minneapolis, Minnesota
August 1, 1996